UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): May 22, 2026
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GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41537	88-2227812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5217 McKinney Avenue, Suite 400 Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)
(214) 396-2850
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GRNT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, on May 22, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Granite Ridge Resources, Inc. (the “Company”), the Company’s stockholders approved the First Amendment to the Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan (the “Plan”), which takes the form of an amendment and restatement of the original Plan (the “First Amendment”). The First Amendment (i) increases the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), available for issuance under the Plan by 2,500,000 shares and (ii) extends the term of the Plan from October 24, 2032 to October 24, 2034. The material features of the Plan and the First Amendment are described in the Proxy Statement, in the section titled “Proposal 5 - Approval of an Increase to the Number of Authorized Shares Available for Issuance Under the Plan,” and such description is incorporated herein by reference.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 22, 2026, the Company held the Annual Meeting. On the March 24, 2026 record date for the Annual Meeting, there were 131,906,125 shares of Common Stock outstanding, with 130,876,513 shares of Common Stock being entitled to vote on each of the items submitted to a vote at the Annual Meeting. A total of 115,786,466 shares of Common Stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.
Proposal 1: Election of Directors
    The shareholders elected each of Thaddeus Darden, Michele J. Everard and Kirk Lazarine as a Class I director of the Company for a term expiring at the Annual Meeting of Stockholders in 2029 or until their respective successors are elected and qualified.

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Thaddeus Darden	82,786,760	24,556,978	8,442,728
Michele J. Everard	104,108,364	3,235,374	8,442,728
Kirk Lazarine	90,513,810	16,829,928	8,442,728
Proposal 2: Proposal to Ratify the Appointment of Forvis Mazars LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2026
    The shareholders ratified the appointment of Forvis Mazars LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Votes For	Votes Against	Votes Abstained
115,626,807	131,547	28,112
Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
    The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
97,890,311	6,200,571	3,252,856	8,442,728

Proposal 4: Advisory Vote on the Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers
    The shareholders voted, on an advisory basis, to hold the advisory vote on the compensation of the Company’s named executive officers every year.

Every Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
102,006,054	87,089	2,035,960	3,214,635	8,442,728
Proposal 5: Approval of an Increase to the Number of Authorized Shares Available for Issuance Under the Company’s 2022 Omnibus Incentive Plan, a Two-Year Extension of the Plan, and an Amendment and Restatement of the Plan
    The shareholders approved an increase of 2,500,000 shares of Common Stock authorized for issuance under the Plan, a two-year extension of the Plan, and an amendment and restatement of the Plan to effect such changes.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
101,943,689	5,357,548	42,501	8,442,728
Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Granite Ridge Resources, Inc. 2022 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE RIDGE RESOURCES, INC.

Date: May 22, 2026	By:	/s/ Tyler Farquharson
		Name:	Tyler Farquharson
		Title:	President and Chief Executive Officer